Exhibit 10.17

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 29, 2011, by and between (a) SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and (b) JIVE SOFTWARE, INC., a Delaware corporation (“Borrower”), with its principal place of business at 915 SW Stark Street, Suite 400, Portland, Oregon 97205.

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 14, 2008, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of October 14, 2008, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 3, 2009, as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 6, 2010, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of September 24, 2010, as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 2011, and as further amended by that certain Fifth Loan Modification Agreement dated as of May 17, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:

“ 6.7 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month:

(a) Liquidity Ratio. A Liquidity Ratio of at least 2.0 to 1.0.”

and inserting in lieu thereof the following:

“ 6.7 Financial Covenants.

Borrower shall maintain at all times:

(a) Liquidity Ratio. To be tested as of the last day of each month, a Liquidity Ratio of at least (i) through and including the month ending September 30, 2011, 2.0 to 1.0 and (ii) as of October 1, 2011 and thereafter, (A) with respect to the first (1st) and second (2nd) months of each calendar quarter, 1.50 to 1.0 and (B) with respect to the third (3rd) month of each calendar quarter, 2.0 to 1.0. Notwithstanding the foregoing, immediately upon the occurrence of the Equity Event and at all times thereafter, Borrower shall maintain at all times, to be tested as of the last day of each month, a Liquidity Ratio of at least 2.0 to 1.0.”

2	Effective as of July 1, 2011, the Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:

“(b) Adjusted EBITDA. Adjusted EBITDA (i) on a cumulative basis (which cumulative period shall commence on April 1, 2011) of at least ($5,000,000.00) through and including December 31, 2011, and (ii) on a rolling three-month basis of at least $1,000,000.00 at all times thereafter.”

and inserting in lieu thereof the following:

“(b) Adjusted EBITDA. To be tested as of the last day of each month, Adjusted EBITDA on a cumulative basis (which cumulative period shall commence on April 1, 2011) of at least ($5,000,000.00) through and including June 30, 2011.”

“(c) Quarterly Adjusted EBITDA. To be tested as of the last day of each quarter, quarterly Adjusted EBITDA of at least (i) ($12,000,000.00) for the quarter ending September 30, 2011, (ii) ($8,000,000.00) for the quarter ending December 31, 2011, (iii) ($6,000,000.00) for the quarter ending March 31, 2012, (iv) $0.00 for the quarter ending June 30, 2012 and (v) $1,000,000.00 for the quarter ending September 30, 2012 and for each quarter thereafter.”

3	The Loan Agreement shall be amended by inserting the following new definition appearing alphabetically in Section 13.1 thereof:

“ “Equity Event” means Borrower’s receipt of gross proceeds in an amount of at least Twenty Million Dollars ($20,000,000.00) in connection with the sale of equity securities of Borrower (which shall include, without limitation, gross proceeds received in connection with the exercise of warrants previously entered into or hereafter entered into by Borrower).”

4	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“ “Adjusted EBITDA” shall mean, for any period of determination, (a) Borrower’s earnings (as determined in accordance with GAAP) plus (b) to the extent deducted in the calculation of Borrower’s earnings, Interest Expense, income tax expense, depreciation expense, amortization expense and non-cash stock compensation expense, plus (c) the change in Borrower’s Deferred Revenue minus (d) unfunded capital expenditures.”

and inserting in lieu thereof the following:

“ “Adjusted EBITDA” shall mean, for any period of determination, (a) Borrower’s earnings (as determined in accordance with GAAP) plus (b) to the extent deducted in the calculation of Borrower’s earnings, Interest Expense, income tax expense, depreciation expense, amortization expense, non-cash stock compensation expense and non-cash expenses in connection with warrants entered into by Borrower for the purchase of Borrower’s equity securities plus (c) the change in Borrower’s Deferred Revenue minus (d) unfunded capital expenditures.”

5	The Compliance Certificate attached to the Loan Agreement as Exhibit D is amended by deleting such certificate and replacing it with the Compliance Certificate attached hereto as Schedule 1.

4. FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Twenty Thousand Dollars ($20,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of May 17, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above. After giving effect to this Loan Modification Agreement pursuant to Section 10 hereof, Bank hereby waives any noncompliance with Section 6.7(b) of the Loan Agreement that occurred prior to the effectiveness of this Loan Modification Agreement for the period from July 1, 2011 up to September 30, 2011.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder. Notwithstanding anything contained in this Loan Modification Agreement, the general release set forth in this Loan Modification Agreement shall not extend to any obligations of Bank in the Loan Agreement as amended by this Loan Modification Agreement or in any of the Loan Documents.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

JIVE SOFTWARE, INC.		SILICON VALLEY BANK

By:	/s/	By:
Name:		Name:
Title:		Title:

Schedule 1

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	JIVE SOFTWARE, INC.

The undersigned authorized officer of Jive Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings with Deferred Revenue report	Monthly within 30 days	Yes No
Quarterly consolidating financial statements	Quarterly within 30 days	Yes No

Financial Covenants	Required	Actual	Complies
Minimum Liquidity Ratio (tested monthly)	:1.0*	:1.0	Yes No
Adjusted EBITDA (tested quarterly)	$ **	$	Yes No

*	See Section 6.7(a) of the Agreement.
**	See Section 6.7(b) of the Agreement.

Performance Pricing	Required	Actual	Eligible for Reduction
Minimum Adjusted Quick Ratio	2.0:1.0	:1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Jive Software, Inc.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Liquidity Ratio (Section 6.7(a))

Required:	:1.0 (see Section 6.7(a)
Actual:	:1.0

A. Borrower’s unrestricted and unencumbered cash maintained with Bank	$

B. Eligible Accounts	$

C. Line A plus line B	$

D. Funded Debt

(i) borrowed money (whether direct or indirect) incurred, assumed, or guaranteed,	$

(ii) all capital lease obligations,	$

(iii) all synthetic leases,	$

(iv) all obligations, contingent or otherwise, under any letters of credit,	$

(v) all obligations for the deferred purchase price of capital assets, and	$

(vi) all obligations under conditional sales agreements;	$

MINUS (to the extent included in (i) through (vi) above):

(1) Borrower’s operating leases,	$

(2) Borrower’s obligations under guarantees provided in respect of operating leases of Borrower’s Subsidiaries, and	$

(3) the Obligations owing to Bank with respect to the 2011 Mezzanine Term Advance.	$

E. Funded Debt (the aggregate of lines D(i) through D(vi) minus the aggregate of lines D(1) through D(3))	$

F. Liquidity Ratio (line C divided by line E)	:1.0

Is line F equal to or greater than 2.0:1:0?

No, not in compliance	Yes, in compliance

II.	Adjusted EBITDA (Section 6.7(b)) (Note – calculations are for the applicable quarter)

Required:	$ (see Section 6.7(b)

Actual:	$

A.	Earnings (as determined in accordance with GAAP)	$

B.	To the extent included in the determination of earnings for such period

	1. Interest Expense	$

	2. income tax expense	$

	3. depreciation expense	$

	4. amortization expense	$

	5. Non-cash stock compensation expense	$

	6. Non-cash warrant expense	$

	7. The sum of lines 1 through 6	$

C.	The change in Borrower’s Deferred Revenue	$

D.	Unfunded Capital Expenditures	$

E.	Adjusted EBITDA (line A plus line B.7 plus line C minus line D)	$

No, not in compliance	Yes, in compliance